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                                                                   Exhibit 10.58

                               Operating Agreement

        This Operating Agreement (the "Agreement") is entered into on the day of October 1, 2004 among the following parties:

Party A:               Hurray! Times Communications (Beijing) Ltd.
Registered Address:    Room B 07-A, Tong Heng Plaza,
                       No.4 Huanyuan Road,
                       Haidian District, Beijing

Party B:               Beijing WVAS Solutions Ltd.
Registered Address:    (Room 316, North Tower) No. 6 Huanyuan Road,
                       Haidian District, Beijing

Party C:               Beijing Enterprise Network Technology Co., Ltd.
Registered Address:    Room 826, Huizhong Building, No. 1, Shangdi
                       No. 7 Street, Haidian District, Beijing

Party D:               Sun Hao
Address:               Room 5-301, 6th Floor Lize,
                       No. 19 Xinwai Da Street, Haidian District,
                       Beijing

Party E:               Wang Xiaoping
Address:               Room 2, No. 47 Dayuan,
                       No. 470 Xingang Middle Road, Guangzhou

WHEREAS:

1. Party A is a wholly foreign-owned enterprise registered in the People's Republic of China (the "PRC")

2. Party B is a limited liability company registered in the PRC and is approved by competent governmental authorities to carry on the business of value-added telecommunications services;

3. Party A has established a business relationship with Party B by entering into Exclusive Technical Consulting and Services Agreement;

4. Pursuant to Exclusive Technical Consulting and Services Agreement between Party A and Party B, Party B shall pay a certain amount of money to Party A. However, the relevant payables have not been paid yet and the daily operation of Party B will have a material effect on its capacity to pay the payables to Party A.

5.      Party C is a shareholder of Party B who owns 99% equity in Party B.

6.      Party D is a shareholder of Party B who owns 0.5% equity in Party B.

7.      Party E is a shareholder of Party B who owns 0.5% equity in Party B.

8. The Parties agree to further clarify matters relating to the operation of Party B pursuant to provisions herein.

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        NOW THEREFORE, the Parties through mutual negotiations hereby agree as follows:

1. In order to ensure Party B's normal operation, Party A agrees, subject to Party B's satisfaction of the relevant provisions herein, to act as the guarantor for Party B in the contracts, agreements or transactions in association with Party B's operation between Party B and any other third party to provide full guarantee for Party B in performing such contracts, agreements or transactions subject to applicable laws. Party B agrees to mortgage the receivables of its operation and all of the company's assets which have not been mortgaged to any third party as at the execution date of this Agreement to Party A as a counter guarantee. Pursuant to the above guarantee arrangement, Party A, as the guarantor for Party B, shall enter into written guarantee contracts with Party B's counter parties.

2. In consideration of the requirement of Article 1 herein and to ensure the performance of the various operation agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C, Party D and Party E, hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company's operation without obtaining a prior written consent from Party A or Party A's Affiliaties, including without limitations to the following contents:

        2.1     To borrow money from any third party or assume any debt;

        2.2 To sell to any third party or acquire from any third party any assets or rights, including without limitations to any intellectual property rights;

        2.3 To provide real guarantee for any third party with its assets or intellectual property rights; and

        2.4 To assign to any third party its right and obligations under this agreements.

3. In order to ensure the performance of the various agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C, Party D and Party E hereby jointly agree to accept the provision of the corporate policies and guidance by Party A at any time in respects of appointment and dismissal of the company's employees, the company's daily operation administration and the company's financial administrative system.

4. Party B together with its shareholders Party C, Party D and Party E hereby jointly agree that Party B, Party C, Party D and Party E shall appoint the personnel recommended by Party A as the directors of Party B, and Party B shall engage Party A's high ranking officers recommended by Party A as Party B's General Manager, Chief

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        Financial Officer, and other high ranking officers. If any of the above directors or officers leaves or is fired by Party A, he or she will lose the qualification to undertake any positions in Party B and Party B, Party C, Party D and Party E shall appoint other high officers of Party A recommended by Party A to undertake such position.

        To ensure the performance of such arrangement, Party A and Party B agree to cause such directors or high ranking officers to enter into director or high ranking officer engagement agreements with Party B in compliance with the above arrangement.

        Party C, Party D and Party E hereby agree to sign an authorization agreement upon execution of this Agreement, by which Party C, Party D and Party E will authorize the individual employed by Party A to exercise all of their respective voting rights as a shareholder at Party B's shareholder meetings according to laws and articles of association of the company.

5. Party B together with its shareholders Party C, Party D and Party E hereby jointly agree and confirm that except the stipulation set forth in Article 1 herein, Party B shall seek a guarantee from Party A first if Party B needs any guarantee for its performance of any contract or loan of working capital in the course of operation. In this case, Party A shall have the right but not the obligation to provide appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6. In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including without limitation to Exclusive Technical Consulting and Services Agreement.

7. Any amendment and supplement of this Agreement shall be in a written form. The amendment and supplement after being duly executed by each Party shall be part of this Agreement and shall have the same legal effect as this Agreement.

8. This Agreement shall be governed by and construed in accordance with the PRC law.

9. The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties.

10. Notice. Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing. Where such notice is

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        delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing from time to time. The written form includes facsimile and telex.

11. This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously. The term of this agreement is ten years unless early termination occurs in accordance with the relevant provisions herein. This Agreement may be renewed only upon Party A's written confirmation prior to the term of this Agreement expires. The renewed term shall be determined pursuant to Party A's written confirmation.

12. This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B, Party C, Party D and Party E shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty days prior written notice to Party B, Party C, Party D and Party E.

13.     This Agreement is executed in five copies in Chinese.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

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Operating Agreement

(No text on this page)

By: /s/ Signed
    ----------------------------------------------------
Party A: Hurray! Times Communications (Beijing) Ltd.
Authorized Representative
Name:
Position:
Date:

By: /s/ Signed
    ----------------------------------------------------
Party B: Beijing WVAS Solutions Ltd.
Authorized Representative:
Name:
Position:
Date:

By: /s/ Signed
    ----------------------------------------------------
Party C: Beijing Enterprise Network Technology Co., Ltd.
Authorized Representative:
Name:
Position:
Date:

By: /s/ Sun Hao
--------------------------------------------------------
Party D: Sun Hao
Date:

By: /s/ Wang Xiaoping
    ----------------------------------------------------
Party E: Wang Xiaoping
Date:

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